LOI JOINT VENTURE AGREEMENT

THIS LOI JOINT VENTURE AGREEMENT (this “Agreement”) is entered into as of the 7th day of September, 2009 (hereinafter referred to as the effective date of the Agreement), by and between TURBINE TRUCK ENGINES, INC., a Nevada corporation (hereinafter referred to as “TURBINE”), and GENES GUOHAO TECHNOLOGY Co., Ltd, a Chinese corporation (hereinafter referred to as “GUOHAO”).

WITNESSETH:

WHEREAS, TURBINE and GUOHAO wish to enter into a Joint Venture for the collaborative engineering, technical development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) with exclusive rights owned by TURBINE; and

WHEREAS, the parties, as a result of such collaborative efforts, desire to establish a Joint Venture to manufacture, market and sell the DCGT in Mongolia once the DCGT has been shown to have commercial market potential.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the parties hereto do mutually agree as follows:

ARTICLE I. SCOPE OF JOINT VENTURE LOI

A. TURBINE and GUOHAO shall, in good faith, and in a professional manner, work collectively in a friendly manner towards the modification of the DCGT for coal fired power generation engine applications.

B. GUOHAO will agree to fully fund the project and devote all resources available, and work in collaboration with all of TURBINE’s development partners to aid in Redesign Modifications, Construction, and Testing for a Dry Coal Slurry Fuel for the DCGT. Upon completion GUOHAO will form a new corporation as part of Joint Venture Agreement and TURBINE will license the DCGT to the new entity for 49% ownership.

C. GUOHAO acknowledges that the DCGT engine is a proprietary design, covered by United States Patents, and being developed by TURBINE under agreement with Alpha Engines. GUOHAO warrants and represents to TURBINE that it will do nothing which will interfere or infringe on the Patents and or the License Agreement. GUOHAO may not use the licensed technology, including any improvements made thereto, in any manner, without the prior written consent of TURBINE under a formal license agreement.

D. All core designs shall belong to the Inventor.

E. For and in consideration of the execution of this LOI and the participation and performance by GUOHAO hereunder, TURBINE and GUOHAO will form a joint venture whereby GUOHAO will be licensed to manufacture market and sell the DCGT coal fired engines in Mongolia.

ARTICLE II. MANAGEMENT.

Each party shall designate a partner, officer or other senior person to be responsible for the overall administration of this Agreement.

ARTICLE III. CONFIDENTIAL INFORMATION.

The parties acknowledge and agree that in the course of the performance by GUOHAO contemplated hereunder (collectively, the “Services”) or additional services pursuant to this Agreement, that GUOHAO may be given access to, or come into possession of, confidential information of TURBINE which information may contain trade secrets, proprietary data or other confidential material of that party. Therefore the parties have executed a Non-Disclosure Agreement which is attached hereto as Exhibit A, and incorporated by reference as if fully set forth herein. Materials used in any engagement undertaken pursuant to this Agreement shall not be altered or changed without the consent of both parties.

ARTICLE IV. NO PARTNERSHIP.

Nothing herein contained shall be construed to imply a joint venture, partnership or principal-agent relationship between GUOHAO and TURBINE, and neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever, except as otherwise agreed to in writing. Accordingly, for tax, property and liability purposes TIANJIN will provide the GUOHAO Services and TURBINE will perform the TURBINE Services, each on a professional basis and as an independent contractor of the other. During the performance of the any of the Services, GUOHAO’s employees will not be considered employees of TURBINE, and vice versa, within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker’s compensation, industrial accident, labor or taxes of any kind. GUOHAO’s personnel who are to perform the GUOHAO Services or additional services to be provided by GUOHAO hereunder shall be under the employment, and ultimate control, management and supervision of GUOHAO. TURBINE’s personnel who are to perform the TURBINE Services or additional services to be provided by TURBINE hereunder shall be under the employment, and ultimate control, management and supervision of TURBINE. It is understood and agreed that TURBINE’s employees shall not be considered GUOHAO’s employees within the meaning or application of TIANJIN’s employee fringe benefit programs for the purpose of vacations, holidays, pension, group life insurance, accidental death, medical, hospitalization, and surgical benefits, and vice versa.

ARTICLE V. TRADEMARK, TRADE NAME AND COPYRIGHTS.

Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party’s trade name, patents, trademarks or copyrights.

ARTICLE VI. INDEMNIFICATION.

Each of GUOHAO and TURBINE, at its own expense, shall indemnify, defend and hold the other, its partners, shareholders, directors, officers, employees, and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses (including reasonable attorney’s fees) resulting solely and directly from the indemnifying party’s negligence or willful misconduct. Neither GUOHAO nor TURBINE shall be required hereunder to defend, indemnify or hold harmless the other and/or its partners, shareholders, directors, officers, directors, employees and agents, or any of them, from any liability resulting from the negligence or wrongful acts of the party seeking indemnification or of any third-party. Each of GUOAHO and TURBINE agrees to give the other prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable. The indemnifying party shall have the right to defend against any such claim with counsel of its own choosing and to settle and/or compromise such claim as it deems appropriate. Each party further agrees to cooperate with the other in the defense of any such claim or other matter.

ARTICLE VII. NON-SOLICITATION OF PERSONNEL.

TURBINE and GUOHAO agree not to engage in any attempt whatsoever, to hire, or to engage as independent contractors, the other’s employees or independent contractors during the term of this Agreement and for a period of six (6) months following expiration or termination of this Agreement except as may be mutually agreed in writing.

ARTICLE VIII. INTELLECTUAL PROPERTY

Work performed on engagements pursuant to this Agreement by either GUOHAO and/or TURBINE and information, materials, products and deliverables developed in connection with engagements pursuant to this Agreement shall be the property of TURBINE. All underlying methodology utilized by TURBINE and GUOHAO respectively which was created and/or developed by either prior to the date of this Agreement and utilized in the course of performing engagements pursuant to this Agreement shall not become the property of the other. Each party’s rights, titles and interests are described in the Non-Disclosure Agreement attached hereto as Exhibit A.

ARTICLE IX. GENERAL PROVISIONS.

A. Entire Agreement: This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except for in writing signed by a duly authorized representative of each of the parties.

B. Conflict: In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

C. Assignment and Delegation: Neither party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and/or entity without prior express written approval of the other party.

D. Notices: Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail, to the address stated below for TURBINE or to the address stated below for GUOHAO, and shall be deemed duly given upon receipt, or if by registered or certified mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.

If to:	Genes Guohao Technology Co., Ltd.
Attn: Jin Qi Liu
Room 703, Building A, Fortune Center, No. 7
Middle Dong San Huan Rd., Chaoyang District
100029, Beijing, China

If to:	Turbine Truck Engines, Inc.
Attn: Michael Rouse
917 Biscayne Blvd., Suite 6
DeLand, Florida 32724

With a Copy to:
Kimberly L. Graus, P.A.
4949 SR 64 E, #141
Bradenton, Fl. 34208

E. Severability: If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

F. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to its choice of law principles.

G. Paragraph Headings: The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit, or describe the scope or intent of this Agreement and are to be given no legal effect.

H. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

I. Exhibits: The Exhibits attached hereto are made a part of this Agreement as if fully set forth herein.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

GENES GUOHAO		TURBINE TRUCK ENGINES, INC.

TECHNOLOGY, CO. LTD.

By:	/s/ Jin Qi Liu	By:	/s/ Michael Rouse
Name:	Jin Qi Liu, CEO	Name:	Michael Rouse, CEO